EXHIBIT 99.5

           THE CHALONE WINE GROUP REPORTS SECOND QUARTER 2004 RESULTS

Napa,  California,  August 12, 2004 --- The Chalone  Wine Group,  Ltd.  (Nasdaq:
CHLN) announced today it had a net revenue of $30,573,000 and net income of $58,000 during the first six months of 2004 compared to a net revenue of $29,012,000 and a net income of $504,000 in the same period of 2003.

"This quarter we have already begun to see the positive effects of our three new wineries on our bottom line," said President and CEO Tom Selfridge. "The current releases of Provenance Vineyards are selling well in the marketplace; in April we had the debut of the Orogeny Vineyards Pinot Noir from Russian River Valley's Green Valley and in May we celebrated the inaugural release of Hewitt Vineyard's estate Cabernet Sauvignon from the Rutherford Bench. Thanks to these new wines, plus our efforts with our other wineries, we had an increase in net revenues of $1,561,000 in the first six months of 2004, compared to that same time frame in 2003."

Commenting on the results for the first half of 2004, Selfridge said, "As previously announced, on May 17th we received a proposal from Domaines Barons de Rothschild (Lafite) SCA (DBR) to purchase the company. We have formed an independent special committee of the board of the directors to evaluate the proposal, and the committee has retained outside attorneys and financial advisors to assist its evaluation of the DBR proposal. If we subtract the costs associated with the special committee and other efforts associated with the proposal, we would have posted a higher profit of $370,000 for the first half of 2004."

Selfridge added, "The proposed purchase is just that - a proposal. This will take some time to sort out and, in the meantime, all of the employees at Chalone Wine Group are focusing on producing and selling great wine. During these very competitive times in the marketplace, we are continuing to keep our eye on the ball."

Chalone Wine Group, Ltd. is a Napa-based company specializing in premium red and white varietal wines. In California, the Company owns and operates Acacia(R) Vineyard in the Carneros area of Napa County, and Provenance(TM) Vineyards, Hewitt(TM) Vineyard and Jade Mountain(R) in Napa County; Chalone Vineyard(R) in Monterey County; and Moon Mountain(R) Vineyard, Dynamite(R) Vineyards and Orogeny(TM) Vineyards in Sonoma County; and Echelon Vineyards in San Miguel. In conjunction with its 50 percent joint-venture partner, Paragon Vineyard Co., the Company also owns and operates Edna Valley Vineyard(R) in San Luis Obispo County. In Washington State, the Company owns and operates Sagelands(R) Vineyard and Canoe Ridge(R) Vineyard. In the Bordeaux region of France, the Company owns
23.5 percent of the Fourth-Growth estate of Chateau Duhart-Milon, in partnership with Domaines Barons de Rothschild (Lafite), which owns the other 76.5 percent.

For more information about Chalone Wine Group, visit WWW.CHALONEWINEGROUP.COM
                                                     ------------------------

The information provided above in this release includes a non-GAAP financial measure. The profit of $370,000 noted above is a non-GAAP, pro forma measure obtained by adding back to the Company's GAAP net income of $58,000 expenses totaling $312,000 associated with the cited proposal and various efforts of the Company in connection with the proposal. The Company believes this information may help investors to better understand our operating results without the expenses associated with the proposal. This non-GAAP profit measure is provided as additional information only and is not intended as an alternative for financial information presented in accordance with GAAP.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding Chalone Wine Group's performance in the marketplace and operational success, future events and management's plans and expectations. These statements involve risks and uncertainties that could cause actual results and events to differ materially, including variations in market taste as well as demand, changes in worldwide supply and demand of grapes and wine. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Chalone Wine Group's periodic filings with the Securities and Exchange Commission, including the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004. The Company undertakes no obligation to update forward-looking statements to reflect events or uncertainties occurring after the date of this press release.

The financial position and results below are in thousands of US dollars:

                                                                                                              June 30,
                                                                                                     --------------------------
                                                                                                         2004             2003

                                      Current assets                                                   $96,852         $ 89,965

                                      Total assets                                                     192,060          192,692

                                      Current liabilities                                               36,140           33,849

                                      Shareholders' equity                                              98,064           96,186

                                      Working capital                                                   60,712           56,116




                                                                          Three months ended              Six months ended
                                                                               June 30,                      June 30,
                                                                      ----------------------------------------------------------
                                                                       2004            2003          2004             2003

Gross revenues                                                         $ 18,755         $ 15,989       $31,470         $ 29,914
Excise taxes                                                               (533)            (485)         (897)            (902)
                                                                       ---------        ---------     ---------        ---------
Net revenues                                                             18,222           15,504        30,573           29,012
Cost of wines sold                                                      (12,401)         (10,478)      (20,812)         (19,391)
                                                                       ---------        ---------     ---------        ---------
Gross profit                                                              5,821            5,026         9,761            9,621
Other operating revenue, net                                                (19)              26             -               21
Cost associated with proposed acquisition                                  (312)               -          (312)               -
Depreciation and Amortization                                              (133)            (268)         (421)            (447)
SG&A expenses                                                            (3,492)          (3,360)       (6,712)          (6,301)
                                                                       ---------        ---------     ---------        ---------
Operating income                                                          1,865            1,424         2,316            2,894
Interest expense, net                                                    (1,355)          (1,129)       (2,835)          (2,504)
Other income                                                                140               45           202               98
Equity in net income of Chateau Duhart-Milon                                594              453           594              453
Minority interest                                                          (117)             (48)         (179)             (87)
                                                                       ---------        ---------     ---------        ---------
Income before income taxes                                                1,127              745            98              854
Income taxes                                                               (462)            (305)          (40)            (350)
                                                                       ---------        ---------     ---------        ---------
Net income                                                               $  665           $  440        $   58           $  504
                                                                       =========        =========     =========        =========

Diluted earnings per share                                               $ 0.05           $ 0.03         $   -           $ 0.04
Average number of shares outstanding - diluted                           12,144           12,079        12,122           12,079



CONTACT: Ken Morris 707-254-4263, Kmorris@ChaloneWineGroup.com